UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2021

OMNIQ CORP.

(Exact name of registrant as specified in charter)

Delaware	000-09047	20-3454263
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1865 West 2100 South, Salt Lake City, UT 84119

(Address of Principal Executive Offices) (Zip Code)

(714) 899-4800

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mart if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of a Material Acquisition

As set forth in a Current Report on Form 8-k filed on July 14, 2021, Omniq Corp. (the “Company”) closed on the acquisition of 51.0% of the capital stock of Dangot Computer Systems, Ltd.(“Dangot”) on July 8, 2021. The purpose of this Current Report on Form 8-k is to file the required financial information related to Dangot.

Item 8.01 Other Events

In addition to filing the audited financial statements of Dangot which are included as Exhibit 99.1, the unaudited financial statements of Dangot are included as Exhibit 99.2 and the pro forma financial statements related to the acquisition of Dangot filed as Exhibit 99.3. The Company has included a column in the Pro Forma Balance Sheet as of June 30, 2021, filed as Exhibit 99.3, which also gives effect to the Company’s private placement consummated on July 8 and July 11, 2021, as disclosed in the Current Report on Form 8-k filed on July 14, 2021 which resulted in gross proceeds of approximately $13.67 million, a portion of which were used toward the Dangot purchase price. Please see the Current Report on Form 8-k filed on July 14, 2021 for more information with regard to the closing of the private placement and acquisition. Exhibits 99.1, 99.2 and 99.3 are attached hereto and incorporated herein by reference in their entirety.

Item 9.01 Financial statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
99.1	Audited Financial Statements of Dangot Computer Systems, Ltd. for the years ended December 31, 2019 and 2020.
99.2	Unaudited Financial Statements of Dangot Computer Systems Ltd. for the six months ended June 30, 2021
99.3	Pro Forma Financial Statements as of June 30, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 12, 2021

OMNIQ Corp.

By:	/s/ Shai S. Lustgarten
Shai S. Lustgarten
President and CEO